UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2012

WASTE CONNECTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31507	94-3283464
(State or other jurisdiction of incorporation or organization)	COMMISSION FILE NO.	(I.R.S. Employer Identification No.)

10001 Woodloch Forest Drive, Waterway Plaza Two, Suite 400, The Woodlands, TX, 77380

(Address of principal executive offices) (Zip code)

(832) 442-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on May 18, 2012.

Our stockholders reelected Michael W. Harlan as a Class II director by the votes indicated below:

Total Votes For:	108,276,258

Total Votes Against:	2,280,974

Total Votes Abstained:	24,983

Total Broker Non-Votes:	5,476,198

Our stockholders reelected William J. Razzouk as a Class II director by the votes indicated below:

Total Votes For:	107,699,031

Total Votes Against:	2,862,413

Total Votes Abstained:	20,771

Total Broker Non-Votes:	5,476,198

Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2012 by the votes indicated below:

Total Votes For:	115,998,580

Total Votes Against:	11,718

Total Votes Abstained:	48,115

Total Broker Non-Votes:	0

Our stockholders approved on a non-binding, advisory basis the compensation of our named executive officers as disclosed in our proxy statement (“say on pay”) by the votes indicated below:

Total Votes For:	108,447,887

Total Votes Against:	1,995,869

Total Votes Abstained:	138,459

Total Broker Non-Votes:	5,476,198

Our stockholders approved the stockholder proposal concerning adoption of a simple majority voting standard in our charter and bylaws by the votes indicated below:

Total Votes For:	78,854,835

Total Votes Against:	31,700,113

Total Votes Abstained:	27,267

Total Broker Non-Votes:	5,476,198

Our stockholders rejected the stockholder proposal concerning adoption of a policy that the chairman of our Board of Directors be an independent director by the votes indicated below:

Total Votes For:	43,768,669

Total Votes Against:	66,434,735

Total Votes Abstained:	378,811

Total Broker Non-Votes:	5,476,198

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: May 23, 2012	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman, Executive Vice President and Chief Financial Officer